Exhibit 23.3



                            Consent of Patent Counsel


July 30, 1998

Intelligent Medical Imaging, Inc.
4360 Northlake Blvd.
Suite 214
Palm Beach Gardens, FL  33410

Att:  Tyce M. Fitzmorris, President and Chief Executive Officer

Dear Mr. Fitzmorris:

We hereby consent to the use of our name, and the statement with respect to us, under the caption entitled "EXPERTS" in the prospectus which is part of the Registration Statement on Form S-3 filed by Intelligent Medical Imaging, Inc. for the registration of 4,596,315 shares to be filed on July 30, 1998.

Very truly yours,

MALIN, HALEY, DiMAGGIO & CROSBY, P.A.

/S/   KEVIN P. CROSBY
---------------------
      Kevin P. Crosby